Exhibit 99.1

Microsoft Cloud Continues to Grow, Powers First Quarter Results

Commercial cloud annualized revenue run rate reaches $20.4 billion

REDMOND, Wash. — October 26, 2017 — Microsoft Corp. today announced the following results for the quarter ended September 30, 2017:

•	Revenue was $24.5 billion and increased 12%

•	Operating income was $7.7 billion and increased 15%

•	Net income was $6.6 billion and increased 16%

•	Diluted earnings per share was $0.84 and increased 17%

“This quarter we exceeded $20 billion in commercial cloud ARR, outpacing the goal we set just over two years ago,” said Satya Nadella, chief executive officer at Microsoft. “Our results reflect accelerating innovation and increased usage and engagement across our businesses as customers continue to choose Microsoft to help them transform.”

Microsoft returned $4.8 billion to shareholders in the form of share repurchases and dividends in the first quarter of fiscal year 2018. During the quarter, the company announced an 8% increase in its quarterly dividend to $0.42 per share.

“Our strong start to the fiscal year reflects the impact of our continued investment in product innovation and sales capacity to capture expanding market opportunities,” said Amy Hood, executive vice president and chief financial officer at Microsoft.

Revenue in Productivity and Business Processes was $8.2 billion and increased 28% (up 28% in constant currency), with the following business highlights:

•	Office commercial products and cloud services revenue increased 10% (up 10% in constant currency) driven by Office 365 commercial revenue growth of 42% (up 42% in constant currency)

•	Office consumer products and cloud services revenue increased 12% (up 10% in constant currency) and Office 365 consumer subscribers increased to 28.0 million

•	Dynamics products and cloud services revenue increased 13% (up 12% in constant currency) driven by Dynamics 365 revenue growth of 69% (up 69% in constant currency)

•	LinkedIn contributed revenue of $1.1 billion during the quarter

Revenue in Intelligent Cloud was $6.9 billion and increased 14% (up 13% in constant currency), with the following business highlights:

•	Server products and cloud services revenue increased 17% (up 17% in constant currency) driven by Azure revenue growth of 90% (up 89% in constant currency)

•	Enterprise Services revenue increased 1% (0% in constant currency) with growth in Premier Support Services offset by declines in custom support agreements

Revenue in More Personal Computing was $9.4 billion and relatively unchanged (down 1% in constant currency), with the following business highlights:

•	Windows OEM revenue increased 4% (up 4% in constant currency), ahead of the overall PC market

•	Windows commercial products and cloud services revenue increased 7% (up 6% in constant currency) driven by annuity revenue growth

•	Search advertising revenue excluding traffic acquisition costs increased 15% (up 15% in constant currency) driven by higher revenue per search and search volume

•	Surface revenue increased 12% (up 11% in constant currency) driven by sales of the new Surface Laptop

•	Gaming revenue increased 1% (0% in constant currency) with Xbox software and services revenue growth of 21% (up 20% in constant currency) offset by lower hardware revenue

Business Outlook

Microsoft will provide forward-looking guidance in connection with this quarterly earnings announcement on its earnings conference call and webcast.

Webcast Details

Satya Nadella, chief executive officer, Amy Hood, executive vice president and chief financial officer, Frank Brod, chief accounting officer, John Seethoff, deputy general counsel and corporate secretary, and Chris Suh, general manager of Investor Relations, will host a conference call and webcast at 2:30 p.m. Pacific time (5:30 p.m. Eastern time) today to discuss details of the company’s performance for the quarter and certain forward-looking information. The session may be accessed at http://www.microsoft.com/en-us/investor. The webcast will be available for replay through the close of business on October 26, 2018.

New Accounting Standards

We adopted new accounting standards related to revenue recognition and leases effective July 1, 2017. The prior periods presented here have been restated to reflect adoption of these new standards.

Constant Currency

Microsoft presents constant currency information to provide a framework for assessing how our underlying businesses performed excluding the effect of foreign currency rate fluctuations. To present this information, current and comparative prior period results for entities reporting in currencies other than United States dollars are converted into United States dollars using the average exchange rates from the comparative period rather than the actual exchange rates in effect during the respective periods. All growth comparisons relate to the corresponding period in the last fiscal year. Microsoft has provided this non-GAAP financial information to aid investors in better understanding the company’s performance. The non-GAAP financial measures presented in this release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

Financial Performance Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions, except per share amounts)	Revenue	Operating Income	Net Income	Diluted Earnings per Share
2016 As Reported	$21,928	$6,715	$5,667	$0.72
2017 As Reported	$24,538	$7,708	$6,576	$0.84
Percentage Change Y/Y	12%	15%	16%	17%
Constant Currency Impact	$95	$12	$28	$0.00
Percentage Change Y/Y Constant Currency	11%	15%	16%	17%

Segment Revenue Constant Currency Reconciliation

	Three Months Ended September 30,
($ in millions)	Productivity and Business Processes	Intelligent Cloud	More Personal Computing
2016 As Reported	$6,436	$6,097	$9,395
2017 As Reported	$8,238	$6,922	$9,378
Percentage Change Y/Y	28%	14%	0%
Constant Currency Impact	$24	$32	$39
Percentage Change Y/Y Constant Currency	28%	13%	(1)%

Selected Product and Service Revenue Constant Currency Reconciliation

	Three Months Ended September 30, 2017
	Percentage Change Y/Y (GAAP)	Constant Currency Impact	Percentage Change Y/Y Constant Currency
Office commercial products and cloud services	10%	0%	10%
Office 365 commercial	42%	0%	42%
Office consumer products and cloud services	12%	(2)%	10%
Dynamics products and cloud services	13%	(1)%	12%
Dynamics 365	69%	0%	69%
Server products and cloud services	17%	0%	17%
Azure	90%	(1)%	89%
Enterprise Services	1%	(1)%	0%
Windows OEM	4%	0%	4%
Windows commercial products and cloud services	7%	(1)%	6%
Search advertising excluding traffic acquisition costs	15%	0%	15%
Surface	12%	(1)%	11%
Gaming	1%	(1)%	0%
Xbox software and services	21%	(1)%	20%

Commercial Cloud Annualized Revenue Run Rate

Commercial cloud annualized revenue run rate is calculated by multiplying revenue for the last month of the quarter by twelve for Office 365 commercial, Azure, Dynamics 365, and other cloud properties.

About Microsoft

Microsoft (Nasdaq “MSFT” @microsoft) enables digital transformation for the era of an intelligent cloud and an intelligent edge. Its mission is to empower every person and every organization on the planet to achieve more.

Forward-Looking Statements

Statements in this release that are “forward-looking statements” are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially because of factors such as:

•	intense competition in all of Microsoft’s markets;

•	increasing focus on services presenting execution and competitive risks;

•	significant investments in new products and services that may not achieve expected returns;

•	acquisitions, joint ventures, and strategic alliances that may have an adverse effect on our business;

•	impairment of goodwill or amortizable intangible assets causing a significant charge to earnings;

•	a change in Microsoft’s ability to earn expected revenues from its intellectual property rights;

•	claims that Microsoft has infringed the intellectual property rights of others;

•	the possibility that we may fail to protect our source code;

•	the possibility that we may not be able to protect information on our products and services from use by others;

•	cyber-attacks and security vulnerabilities in Microsoft products and services that could reduce revenue, increase costs, harm us competitively, or lead to liability;

•	disclosure of personal data that could cause liability and harm to Microsoft’s reputation;

•	abuse of our advertising or social platforms that may harm our reputation or user engagement;

•	outages, data losses, and disruptions of our online services if we fail to maintain an adequate operations infrastructure;

•	government litigation and regulatory activity that may limit how Microsoft designs and markets its products;

•	potential liability under trade protection, anti-corruption, and other laws resulting from our global operations;

•	laws and regulations relating to the handling of personal data that may impede the adoption of our services or result in increased costs, legal claims, or fines against us;

•	Microsoft’s ability to attract and retain talented employees;

•	adverse results in legal disputes;

•	additional tax liabilities;

•	quality or supply problems;

•	exposure to increased economic and operational uncertainties from operating a global business, including the effects of foreign currency exchange;

•	catastrophic events or geo-political conditions that may disrupt our business;

•	adverse economic or market conditions that may harm our business; and

•	changes in our sales organization that may impact revenues.

For more information about risks and uncertainties associated with Microsoft’s business, please refer to the “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of Microsoft’s SEC filings, including, but not limited to, its annual report on Form 10-K and quarterly reports on Form 10-Q, copies of which may be obtained by contacting Microsoft’s Investor Relations department at (800) 285-7772 or at Microsoft’s Investor Relations website at http://www.microsoft.com/en-us/investor.

All information in this release is as of October 26, 2017. The company undertakes no duty to update any forward-looking statement to conform the statement to actual results or changes in the company’s expectations.

For more information, press only:

Microsoft Media Relations, WE Communications for Microsoft, (425) 638-7777, rrt@we-worldwide.com

For more information, financial analysts and investors only:

Chris Suh, general manager, Investor Relations, (425) 706-4400

Note to editors: For more information, news and perspectives from Microsoft, please visit the Microsoft News Center at http://www.microsoft.com/news. Web links, telephone numbers, and titles were correct at time of publication, but may since have changed. Shareholder and financial information, as well as today’s 2:30 p.m. Pacific time conference call with investors and analysts, is available at http://www.microsoft.com/en-us/investor.

MICROSOFT CORPORATION

INCOME STATEMENTS

(In millions, except per share amounts)(Unaudited)

	Three Months Ended September 30,
	2017	2016

Revenue:

Product	$14,298	$14,968

Service and other	10,240	6,960

Total revenue	24,538	21,928

Cost of revenue:

Product	2,980	3,581

Service and other	5,298	4,263

Total cost of revenue	8,278	7,844

Gross margin	16,260	14,084

Research and development	3,574	3,106

Sales and marketing	3,812	3,218

General and administrative	1,166	1,045

Operating income	7,708	6,715

Other income, net	276	112

Income before income taxes	7,984	6,827

Provision for income taxes	1,408	1,160

Net income	$6,576	$5,667

Earnings per share:

Basic	$0.85	$0.73

Diluted	$0.84	$0.72

Weighted average shares outstanding:

Basic	7,708	7,789

Diluted	7,799	7,876

Cash dividends declared per common share	$0.42	$0.39

MICROSOFT CORPORATION

COMPREHENSIVE INCOME STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2017	2016

Net income	$6,576	$5,667

Other comprehensive income (loss), net of tax:

Net change related to derivatives	(106)	(37)

Net change related to investments	(288)	83

Translation adjustments and other	293	118

Other comprehensive income (loss)	(101)	164

Comprehensive income	$6,475	$5,831

MICROSOFT CORPORATION

BALANCE SHEETS

(In millions)(Unaudited)

	September 30, 2017	June 30, 2017

Assets

Current assets:

Cash and cash equivalents	$6,884	$7,663

Short-term investments (including securities loaned of $4,774 and $3,694)	131,587	125,318

Total cash, cash equivalents, and short-term investments	138,471	132,981

Accounts receivable, net of allowance for doubtful accounts of $285 and $345	14,561	22,431

Inventories	3,211	2,181

Other	4,788	5,103

Total current assets	161,031	162,696

Property and equipment, net of accumulated depreciation of $25,523 and $24,179	24,809	23,734

Operating lease right-of-use assets	6,844	6,555

Equity and other investments	5,343	6,023

Goodwill	35,389	35,122

Intangible assets, net	9,598	10,106

Other long-term assets	6,083	6,076

Total assets	$249,097	$250,312

Liabilities and stockholders’ equity

Current liabilities:

Accounts payable	$6,866	$7,390

Short-term debt	8,170	9,072

Current portion of long-term debt	1,050	1,049

Accrued compensation	4,108	5,819

Income taxes	920	718

Short-term unearned revenue	22,778	24,013

Securities lending payable	203	97

Other	7,520	7,587

Total current liabilities	51,615	55,745

Long-term debt	76,255	76,073

Long-term unearned revenue	2,126	2,643

Deferred income taxes	5,513	5,734

Operating lease liabilities	5,768	5,372

Other long-term liabilities	18,173	17,034

Total liabilities	159,450	162,601

Commitments and contingencies

Stockholders’ equity:

Common stock and paid-in capital — shares authorized 24,000; outstanding 7,720 and 7,708	69,419	69,315

Retained earnings	19,702	17,769

Accumulated other comprehensive income	526	627

Total stockholders’ equity	89,647	87,711

Total liabilities and stockholders’ equity	$249,097	$250,312

MICROSOFT CORPORATION

CASH FLOWS STATEMENTS

(In millions)(Unaudited)

	Three Months Ended September 30,
	2017	2016

Operations

Net income	$6,576	$5,667

Adjustments to reconcile net income to net cash from operations:

Depreciation, amortization, and other	2,499	1,816

Stock-based compensation expense	973	703

Net recognized gains on investments and derivatives	(523)	(311)

Deferred income taxes	(53)	540

Changes in operating assets and liabilities:

Accounts receivable	7,949	7,187

Inventories	(1,023)	(867)

Other current assets	(318)	(965)

Other long-term assets	(278)	(93)

Accounts payable	(407)	(443)

Unearned revenue	(1,806)	(1,807)

Other current liabilities	(1,962)	(321)

Other long-term liabilities	813	443

Net cash from operations	12,440	11,549

Financing

Repayments of short-term debt, maturities of 90 days or less, net	(3,710)	(3,390)

Proceeds from issuance of debt	3,954	24,977

Repayments of debt	(1,169)	(225)

Common stock issued	307	241

Common stock repurchased	(2,570)	(4,362)

Common stock cash dividends paid	(3,003)	(2,800)

Other	(150)	(112)

Net cash from (used in) financing	(6,341)	14,329

Investing

Additions to property and equipment	(2,132)	(2,163)

Acquisition of companies, net of cash acquired, and purchases of intangible and other assets	(179)	(24)

Purchases of investments	(32,961)	(57,181)

Maturities of investments	5,226	8,659

Sales of investments	23,036	32,323

Securities lending payable	106	(84)

Net cash used in investing	(6,904)	(18,470)

Effect of foreign exchange rates on cash and cash equivalents	26	10

Net change in cash and cash equivalents	(779)	7,418

Cash and cash equivalents, beginning of period	7,663	6,510

Cash and cash equivalents, end of period	$6,884	$13,928

MICROSOFT CORPORATION

SEGMENT REVENUE AND OPERATING INCOME

(In millions)(Unaudited)

	Three Months Ended September 30,
	2017	2016

Revenue

Productivity and Business Processes	$8,238	$6,436

Intelligent Cloud	6,922	6,097

More Personal Computing	9,378	9,395

Total revenue	$24,538	$21,928

Operating income

Productivity and Business Processes	$3,006	$2,905

Intelligent Cloud	2,137	1,777

More Personal Computing	2,565	2,033

Total operating income	$7,708	$6,715